AGREEMENT AND DEED OF TRANSFER

THIS AGREEMENT AND DEED OF TRANSFER is dated for reference as of the 22nd day of September, 2004.

BETWEEN:

Water-Capital-Holding Ltd., a company duly formed under the laws of Dubai and the United Arab Emirates, having its registered office c/o Meyer-Reumann, Legal Consultancy, World Trade Center, level 13, P.O. Box 9353, Dubai, United Arab Emirates

(hereinafter called the "Transferor")

OF THE FIRST PART

AND:

V G Tech, Inc., a corporation duly formed under the laws of Nevada with its principal office at 4676 West 6th Avenue, Suite A, Vancouver, British Columbia, Canada V6K 1V7

(hereinafter called the "Transferee")

OF THE SECOND PART

THIS DOCUMENT WITNESSES THAT for value received, the receipt and sufficiency of which is hereby acknowledged, the Transferor DOES HEREBY assign to the Transferee all of the Transferor's shares, rights and interests in Aqua Society GmbH, a limited liability company duly formed under the laws of the Federal republic Germany, registered in the commercial register of the Magistrate Court (Amtsgericht) Friedberg under commercial registration No. HRB 5959, being a 100% ownership interest, free and clear of all liens, charges and encumbrances, and Transferee DOES HEREBY accept such assignment.

1.	The Transferor hereby represents to the Transferee that the Transferor has all necessary authority to execute this Agreement and Deed of Transfer.

2.	The Transferee hereby represents to the Transferor that the Transferee has all necessary authority to execute this Agreement and Deed of Transfer.

3.	The Transferee and the Transferor agree to enter into any other documents and take such further actions as shall be necessary to give effect to this Agreement and Deed of Transfer.

4.
Notwithstanding execution of this document and the transfer of the ownership of Aqua Society GmbH, the representations of the Transferee and the Transferor made in the agreement among the Transferee, the Transferor, Aqua Society GmbH, and Steve Livingston dated for reference September 3, 2004, shall survive this transfer of interest and remain in force and effect.

5.	This Agreement may be executed in one or more counter-parts, each of which so executed shall constitute an original and all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

Water-Capital-Holding Ltd.

Per: /s/ Achim Stamm
Achim Stamm, Director

V G Tech, Inc.

Per: /s/ Steve Livingston
Steve Livingston, Director